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                                                                     EXHIBIT 5.2


                   [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]



                                 January 7, 1998




IAC Capital Trust
Irvine Apartment Communities, L.P.
550 Newport Center Drive, Suite 300
Newport Beach, California 92660


                  Re:  IAC Capital Trust
                       Irvine Apartment Communities, L.P.
                       Registration Statement on Form S-11
                       -----------------------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to IAC Capital Trust (the "Trust"), a statutory business trust created under the laws of the State of Delaware in connection with the preparation of a Registration Statement on Form S-11 (Nos. 333-39405 and 333-39405-01), filed by the Trust and Irvine Apartment Communities, L.P. (the "Operating Partnership"), a limited partnership formed under the laws of the State of Delaware with the Securities and Exchange Commission (the "Commission") on November 4, 1997 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto, filed with the Commission on December 18, 1997, and Amendment No. 2 thereto, filed with the Commission on January 7, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to the registration under the Act of the Trust's 6,900,000 ____% Series A REIT Trust Originated Preferred Securities, representing undivided beneficial interests in the assets of the Trust (the "Series A Preferred Securities"), and the Operating Partnership's 6,900,000 __% Series A Preferred Limited Partnership Interests (the "Series A Preferred L.P. Units").

                  The proceeds of the sale of the Series A Preferred Securities are to be used by the Trust to purchase up to 6,900,000 Series A Preferred L.P. Interests. The Series A Preferred Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust (including the Certificate of Terms of the Series A


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IAC Capital Trust
Irvine Apartment Communities, L.P.
January 7, 1998
Page 2


Preferred Securities attached thereto, the "Declaration"), among the Operating Partnership, as trust sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and James E. Mead, as regular trustee (together with the Property Trustee and the Delaware Trustee, the "Trustees"), for the benefit of the holders from time to time of undivided beneficial interests in the assets of the Trust, subject to the priority and payment terms of each security issued pursuant to the Declaration. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of the Trust, dated October 31, 1997, as filed with the Secretary of State of the State of Delaware; (ii) the form of the Declaration;
(iii) the form of the Series A Preferred Securities; (iv) the form of Purchase Agreement to be entered into between the Trust, the Operating Partnership, the Company, and the underwriters named therein (the "Purchase Agreement") and (v) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to


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IAC Capital Trust
Irvine Apartment Communities, L.P.
January 7, 1998
Page 3

us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration and the Purchase Agreement, when executed, will be executed in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Trust, the Operating Partnership, the Company, the Trustees and others.

                  Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the foregoing and to the other qualifications and limitations set forth in this letter, we are of the opinion that when the Declaration has been duly executed and delivered by the parties thereto and the terms of the Series A Preferred Securities are established in accordance with the terms of the Declaration, the Series A Preferred Securities will be duly authorized for issuance and, when issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with the Purchase Agreement, they will be validly issued, fully paid and nonassessable representing undivided beneficial interests in the assets of the Trust. The holders of the Series A Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the Series A Preferred Securities holders may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Series A Preferred Securities and the issuance of replacement Series A Preferred Securities, and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.



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IAC Capital Trust
Irvine Apartment Communities, L.P.
January 7, 1998
Page 4

                  This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP